UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Amendment No. 1
to
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
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PERFICIENT, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)
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PERFICIENT, INC.
1120 South Capital of Texas Highway, Suite 220 Building 3
Austin, Texas 78746
Notice of Annual Meeting of Stockholders
To Be Held November 17, 2005
       NOTICE IS HEREBY GIVEN that the 2005 Annual Meeting of the Stockholders of Perficient, Inc. (“Perficient” or the “Company”) will be held at the Company’s headquarters located at 1120 South Capital of Texas Highway, Suite 220, Building 3, Austin, Texas 78746 on November 17, 2005 at 10:00 a.m. Central Time, for the following purposes:

1.	To elect five directors to hold office for a term of one year or until their successors have been duly elected and qualified;

2.	To approve an amendment to the certificate of incorporation of the Company for the purpose of increasing the total number of authorized shares of Common Stock from 40,000,000 shares to 50,000,000 shares;

3.	To approve the adoption of the Perficient, Inc. Employee Stock Purchase Plan pursuant to which employees of the Company may purchase shares of Common Stock from time to time; and

4.	To transact such other business as may properly come before the meeting or any adjournment thereof.
      The Board of Directors of Perficient has fixed the close of business on September 19, 2005 as the record date for the determination of stockholders of Perficient entitled to notice of and to vote at the Annual Meeting. Only holders of record of Perficient common stock at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting or any adjournments or postponements thereof. A list of such stockholders will be available for inspection at the Company’s headquarters located at 1120 South Capital of Texas Highway, Suite 220, Building 3, Austin, Texas 78746, during ordinary business hours for the ten-day period prior to the 2005 Annual Meeting.
      Your attention is directed to the accompanying Proxy Statement for further information regarding each proposal to be made.
      Whether or not you plan to attend the 2005 Annual Meeting, you are asked to complete, sign and date the enclosed proxy and return it promptly by mail in the enclosed self-addressed envelope, which does not require postage if mailed in the United States. You may revoke your proxy at any time prior to the 2005 Annual Meeting. If you decide to attend the 2005 Annual Meeting and wish to change your proxy vote, you may do so automatically by voting in person at the 2005 Annual Meeting.

By Order of the Board of Directors

/s/ Michael D. Hill

Michael D. Hill
Secretary

Proxy Statement for Annual Meeting
PURPOSE OF MEETING
VOTING RIGHTS AND SOLICITATION OF PROXIES
SECURITY OWNERSHIP AND CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
SECTION 16 BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
COMPOSITION AND MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES
COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
AUDIT COMMITTEE REPORT
STOCKHOLDER PROPOSALS FOR NEXT ANNUAL MEETING
OTHER MATTERS
FORM 10-KSB
APPENDIX A

PERFICIENT, INC.
1120 South Capital of Texas Highway, Suite 220, Building 3
Austin, Texas 78746
Proxy Statement for Annual Meeting
       This Proxy Statement is furnished by the Board of Directors (the “Board of Directors”) of Perficient, Inc., a Delaware corporation (“Perficient” or the “Company”), in connection with the solicitation of proxies to be used at the Annual Meeting of Stockholders (the “Meeting”) to be held on November 17, 2005 at the Company’s headquarters located at 1120 South Capital of Texas Highway, Suite 220, Building 3, Austin, Texas 78746 at 10:00 a.m. Central Time, and at any adjournment thereof. This Proxy Statement and the accompanying Notice and Proxy are being mailed to stockholders on or about October 6, 2005. The principal executive offices of Perficient are located at the address listed above.
PURPOSE OF MEETING
      The specific proposals to be considered and acted upon at the Meeting are summarized in the accompanying Notice of Annual Meeting of Stockholders. Each proposal is described in more detail in this Proxy Statement.
VOTING RIGHTS AND SOLICITATION OF PROXIES
      Only holders of record of Perficient common stock at the close of business on the record date, September 19, 2005 (the “Record Date”), will be entitled to vote at the Meeting and at all adjournments thereof. On the Record Date, there were outstanding and entitled to vote 22,914,702 shares of Perficient’s common stock, $.001 par value per share (the “Common Stock”). Each outstanding share of Perficient Common Stock is entitled to one vote on each matter to be voted upon. Votes cast, either in person or by proxy, will be tabulated by Continental Stock Transfer & Trust Company, the Company’s transfer agent.
Quorum Required
      The Company’s bylaws provide that the holders of a majority of the Company’s outstanding shares of stock entitled to vote at the Meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business at the Meeting. Abstentions and broker non-votes will be counted as present for the purpose of determining the presence of a quorum.
Votes Required
      Proposal 1. Election of Directors. Directors of Perficient will be elected by a plurality of the vote of the outstanding shares of Common Stock, in person or by proxy, and entitled to vote at the Meeting. The nominees for director receiving the highest number of affirmative votes will be elected. Abstentions and broker non-votes will not be counted toward a nominee’s total.
      Proposal 2. Amendment to the Certificate of Incorporation. Approval of the amendment to the Certificate of Incorporation requires a majority of the outstanding shares of Common Stock.
      Proposal 3. Adoption of Employee Stock Purchase Plan. Approval of the adoption of the Employee Stock Purchase Plan requires a majority of the shares of Common Stock represented in person or by proxy and entitled to vote at the Meeting.
      A broker “non-vote” occurs on an item when shares held by a bank, broker or other nominee are present or represented at the meeting but such nominee is not permitted to vote on that item without instructions from the beneficial owner of the shares and no instruction is given.
      Abstentions have the same effect as negative votes. Broker non-votes and shares as to which proxy authority has been withheld with respect to any matter are not entitled to vote for purposes of determining whether stockholder approval of that matter has been obtained and, therefore, will have no effect on the outcome of the vote on any such matter.
Proxies
      If a proxy is properly signed by a stockholder and is not revoked, the shares represented thereby will be voted at the Meeting in the manner specified on the proxy, or if no manner is specified with respect to any matter therein, such shares will be voted by the person designated therein in accordance with the recommendations of the Board of Directors as indicated in this Proxy Statement. If any of the nominees for director are unable to serve or for good cause will not serve, an event that is not anticipated by Perficient, the shares represented by the accompanying proxy will be voted for a substitute nominee designated by the Board of Directors or the Board of Directors may determine to reduce the size of the Board of Directors. A proxy may be revoked by the stockholder at any time prior to the voting thereof by giving notice of revocation in writing to the Secretary of Perficient, by duly executing and delivering to the Secretary of Perficient a proxy bearing a later date, or by voting in person at the Meeting.
Solicitation of Proxies
      Perficient will bear the entire cost of solicitation, including the preparation, assembly, printing, and mailing of this Proxy Statement, the proxy, and any additional soliciting material furnished to stockholders. Copies of solicitation material will be furnished to brokerage houses, fiduciaries, and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. Perficient may reimburse such persons for their costs of forwarding the solicitation material to such beneficial owners. The original solicitation of proxies by mail may be supplemented by solicitation by telephone, telegram, or other means by directors, officers, employees or agents of Perficient. No additional compensation will be paid to these individuals for any such service. In addition, Perficient has hired Morrow & Co., Inc. to assist Perficient with the solicitation of proxies from stockholders for a fee of approximately $6,500 plus costs and expenses to aid in the solicitation of proxies and to verify records relating to the solicitation.

SECURITY OWNERSHIP AND CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
      The following table sets forth certain information regarding the beneficial ownership of our Common Stock as of September 19, 2005 for (i) each person or entity who is known by us to own beneficially more than five percent (5%) of the outstanding shares of each such class; (ii) each executive officer listed in the Summary Compensation table below; (iii) each of our directors; and (iv) all directors and executive officers as a group.

	Amount and
	Nature of Shares
Name and Address of Beneficial Owner(1)	Beneficially Owned	Percent of Class(2)

John T. McDonald(3)	2,269,191	9.5%
Beekman Ventures, Inc.(4)	261,642	1.1%
Jeffrey S. Davis(5)	465,804	2.0%
Michael D. Hill(6)	18,750	*
David S. Lundeen(7)	443,962	1.9%
Robert E. Pickering, Jr.(8)	65,500	*
Max D. Hopper(9)	20,000	*
Kenneth R. Johnsen(10)	16,250	*
Ralph C. Derrickson(11)	11,250	*
Morton Meyerson(12)	2,358,013	10.3%
2M Technology Ventures, L.P.(13)	2,166,500	9.5%
Robert H. Drysdale(14)	1,466,013	6.4%
Richard T. Kalbfleish(15)	—	*
All executive officers and directors as a group (9 persons)	3,310,707	13.5%
Total	7,134,733	29.2%

(1)	Unless otherwise indicated, the address of each person or entity is 1120 South Capital of Texas Highway, Suite 220, Building 3, Austin, Texas, 78746.

(2)	The percentage of common stock owned is based on total shares outstanding of 22,914,702 as of September 19, 2005.

(3)	Includes 1,008,085 shares of common stock issuable upon the exercise of options, 50,500 shares of common stock issuable upon exercise of a warrant and 261,642 shares held by Beekman Ventures, Inc. of which Mr. McDonald is the sole stockholder. Does not include options to purchase 579,167 shares of common stock that are not exercisable within 60 days of the date hereof. Mr. McDonald’s total share ownership, including options that are not exercisable within 60 days of the date hereof, is 2,848,358.

(4)	Mr. McDonald is the sole stockholder of Beekman Ventures, Inc.

(5)	Includes 316,069 shares of common stock issuable upon the exercise of options. Mr. Davis’s address is 622 Emerson Road, Suite 400, Creve Coeur, Missouri 63141. Does not include options to purchase 280,730 shares of common stock that are not exercisable within 60 days of the date hereof.

(6)	Includes 18,750 shares of common stock issuable upon the exercise of options. Does not include options to purchase 31,250 shares of common stock that are not exercisable within 60 days of the date hereof.

(7)	Includes 80,000 shares of common stock issuable upon the exercise of options.

(8)	Includes 15,000 shares of common stock issuable upon the exercise of options.

(9)	Includes 20,000 shares of common stock issuable upon the exercise of options.

(10)	Includes 16,250 shares of common stock issuable upon the exercise of options. Does not include options to purchase 8,750 shares of common stock that are not exercisable within 60 days of the date hereof.

(11)	Includes 11,250 shares of common stock issuable upon the exercise of options. Does not include options to purchase 8,750 shares of common stock that are not exercisable within 60 days of the date hereof.

(12)	Includes 2,166,500 shares beneficially owned by 2M Technology Ventures, L.P. Morton H. Meyerson’s address is 3401 Armstrong Avenue, Dallas, Texas 75205.

(13)	2M Technology Ventures, L.P.’s address is 3401 Armstrong Avenue, Dallas, Texas 75205.

(14)	Mr. Drysdale’s address is 142 Hanapepe Loop, Honolulu, Hawaii 96825.

(15)	Mr. Kalbfleish’s address is 622 Emerson Road, Suite 400, Creve Coeur, Missouri 63141. Does not include options to purchase 20,000 shares of common stock that are not exercisable within 60 days of the date hereof.
Proposal 1.     Election of Directors.
      At this year’s Annual Meeting of Stockholders, five directors will be elected to hold office for a term expiring at the next Annual Meeting of Stockholders:

John T. McDonald
Ralph C. Derrickson
Max D. Hopper
Kenneth R. Johnsen
David S. Lundeen
      Each director will be elected to serve until a successor is elected and qualified or until the director’s earlier resignation or removal.
      If any of the Nominee Directors listed above becomes unable to serve or for good cause will not serve, an event that is not anticipated by us, (i) the shares represented by the proxies will be voted for a substitute nominee or substitute nominees designated by the Board of Directors or (ii) the Board of Directors may determine to reduce the size of the Board of Directors. At this time, the Board of Directors knows of no reason why any of the persons listed above may not be able to serve as directors if elected.
      On August 29, 2005, Mr. Pickering informed the Board of Directors of his intention not to stand for reelection as a director. The Board of Directors has chosen to leave vacant the seat currently held by Mr. Pickering at the expiration of Mr. Pickering’s term as a director. The Nominating Committee of the Board of Directors is currently evaluating potential candidates qualified to fill the vacancy to be created at the expiration of Mr. Pickering’s term as a director. Pursuant to the Company’s bylaws, vacancies may be filled by vote of a majority of the remaining Board of Directors and such director will hold office until the next annual meeting of stockholders.

      The name and age of each of the executive officers, current directors and Nominee Directors of Perficient, their respective positions with Perficient and the period during which each such individual has served in that capacity are set forth below. Additional biographical information concerning each of the Nominee Directors and executive officers follows the table.

Name	Age	Position

John T. McDonald	42	Chairman of the Board and Chief Executive Officer*
Jeffrey S. Davis	41	President and Chief Operating Officer
Michael D. Hill	36	Chief Financial Officer
Richard T. Kalbfleish	49	Controller and Vice President of Finance and Administration
Ralph C. Derrickson	46	Director*
Max D. Hopper	70	Director*
Kenneth R. Johnsen	52	Director*
David S. Lundeen	43	Director*
Robert E. Pickering, Jr.	53	Director**

*	Current and Nominee Director

**	Not standing for reelection
      John T. McDonald joined us in April 1999 as Chief Executive Officer and was elected Chairman of the Board in March 2001. From April 1996 to October 1998, Mr. McDonald was president of VideoSite, Inc., a multimedia software company that was acquired by GTECH Corporation in October 1997, 18 months after Mr. McDonald became VideoSite’s president. From May 1995 to April 1996, Mr. McDonald was a Principal with Zilkha & Co., a New York-based merchant banking firm. From June 1993 to April 1996, Mr. McDonald served in various positions at Blockbuster Entertainment Group, including Director of Corporate Development and Vice President, Strategic Planning and Corporate Development of NewLeaf Entertainment Corporation, a joint venture between Blockbuster and IBM. From 1987 to 1993, Mr. McDonald was an attorney with Skadden, Arps, Slate, Meagher & Flom in New York, focusing on mergers and acquisitions and corporate finance. Mr. McDonald currently serves as a member of the board of directors of Interstate Connections, Inc. Mr. McDonald received a B.A. in Economics from Fordham University and a J.D. from Fordham Law School.
      Jeffrey S. Davis became our Chief Operating Officer upon the closing of the acquisition of Vertecon in April 2002 and was named our President in 2004. He previously served the same role since October 1999 at Vertecon prior to its acquisition by Perficient. Mr. Davis has 13 years of experience in technology management and consulting. Prior to Vertecon, Mr. Davis was a Senior Manager and member of the leadership team in Arthur Andersen’s Business Consulting Practice starting in January 1999 where he was responsible for defining and managing internal processes, while managing business development and delivery of products, services and solutions to a number of large accounts. Prior to Arthur Andersen, Mr. Davis worked at Ernst & Young LLP for two years, Mallinckrodt, Inc. for two years, and spent five years at McDonnell Douglas in many different technical and managerial positions. Mr. Davis has a M.B.A. from Washington University and a B.S. degree in Electrical Engineering from the University of Missouri.
      Michael D. Hill joined us in February 2004 as Chief Financial Officer. From June 2002 through February 2004, Mr. Hill served as Director of Finance and Controller of PerformanceRetail, Inc., a software company. From February 1999 to June 2002, Mr. Hill served as a finance executive with several technology companies including CreditMinders, Inc., Kinetrix Solutions, Inc. and Agillion, Inc. Prior to February 1999, Mr. Hill was an Assurance and Advisory Business Services manager with Ernst & Young LLP’s Assurance and Advisory Business Services practice in Austin. Mr. Hill held various other positions at Ernst & Young LLP since December 1991. Mr. Hill received a B.B.A. in Accounting from The University of Texas at Austin and is a licensed certified public accountant in the State of Texas.

      Richard T. Kalbfleish joined us as Controller in November 2004 and became Vice President of Finance and Administration and Assistant Treasurer in May 2005. Prior to joining Perficient, Mr. Kalbfleish served as Vice President of Finance and Administration with IntelliMark/ Technisource, a national IT staffing company, for 11 years. Mr. Kalbfleish has over 21 years of experience at the Controller level and above in a number of service industries with an emphasis on acquisition integration and accounting, human resources and administrative support. Mr. Kalbfleish has a B.S.B.A. in Accountancy from the University of Missouri at Columbia.
      Ralph C. Derrickson became a member of our board of directors in July 2004. In 2001, he founded the RCollins Group, LLC, a management company that specializes in early stage technology companies, and is currently its Managing Director. Mr. Derrickson was managing director of venture investments at Vulcan Inc., an investment management firm with headquarters in Seattle, Washington from October 2001 to July 2004. Mr. Derrickson has more than 20 years of technology management experience in a wide range of settings including start-up, interim management and restructuring situations. He served as a board member of Metricom, Inc., a publicly traded company, from April 1997 to November 2001 and as Interim CEO of Metricom from February 2001 to August 2001. Metricom, Inc. voluntarily filed a bankruptcy petition in US Bankruptcy Court for the Northern District of California in July of 2001. Mr. Derrickson was also a founding partner of Watershed Capital, a private equity investment management company established August in 1998. Prior to Watershed, Mr. Derrickson managed venture investments at Vulcan Ventures. He served as vice president of product development at Starwave Corporation, one of the pioneers of the Internet. Earlier, Mr. Derrickson held senior management positions at NeXT Computer, Inc. and Sun Microsystems, Inc. He has served on the boards of numerous start-up technology companies. Mr. Derrickson is active in the business and entrepreneurship programs at the University of Washington and is a member of the advisory board of the Center for Technology Entrepreneurship. He also serves on the board of the Northwest Entrepreneur Network, or NWEN. Mr. Derrickson holds a BT in systems software from the Rochester Institute of Technology.
      Max D. Hopper became a member of our board of directors in September 2002. Mr. Hopper began his information systems career in 1960 at Shell Oil and served with EDS, United Airlines and Bank of America prior to joining American Airlines. During Mr. Hopper’s twenty-year tenure at American Airlines he served as CIO, and as CEO of several business units. Most recently, he founded Max D. Hopper Associates, Inc., a consulting firm that specializes in the strategic use of information technology and eBusiness. Mr. Hopper currently serves on the board of directors for several companies such as Gartner Group, and several other private corporations.
      Kenneth R. Johnsen became a member of our board of directors in July 2004. He is the President and Chief Executive Officer of Parago Inc., a marketing services transaction processor. Before joining Parago Inc. in 1999, he served as President, Chief Operating Officer and Board Member of Metamor Worldwide Inc., an $850 million public technology services company specializing in information technology consulting and implementation. Metamor was later acquired by PSINet for $1.7 billion. At Metamor, Mr. Johnsen grew the IT Solutions Group revenue from $20 million to over $300 million within two years. His experience also includes 22 years at IBM where he held general management positions, including Vice President of Business Services for IBM Global Services and General Manager of IBM China/ Hong Kong Operations. He achieved record revenue, profit and customer satisfaction levels in both business units.
      David S. Lundeen became a member of our board of directors in April 1998. From March 1999 through 2002, Mr. Lundeen was a partner with Watershed Capital, a private equity firm based in Mountain View, California. From June 1997 to February 1999, Mr. Lundeen was self-employed, managed his personal investments and acted as a consultant and advisor to various businesses. From June 1995 to June 1997, he served as the Chief Financial Officer and Chief Operating Officer of BSG. From January 1990 until June 1995, Mr. Lundeen served as President of Blockbuster Technology and as Vice President of Finance of Blockbuster Entertainment Corporation. Prior to that time, Mr. Lundeen was an investment banker with Drexel Burnham Lambert in New York City. Mr. Lundeen currently serves as a member of the board of directors of Parago, Inc., and as Chairman of the Board of Interstate Connections, Inc. Mr. Lundeen received a B.S. in Engineering from the University of Michigan in 1984 and an M.B.A. from the University of Chicago in 1988. The board of directors has determined that Mr. Lundeen is an audit committee financial expert, as such term is defined in the rules and regulations promulgated by the Securities and Exchange Commission.
      Robert E. Pickering, Jr. became a member of our board of directors in August 2002. He has held the position of CEO of IconMedialab International, an information technology services company with headquarters in The Netherlands beginning in 2002. Mr. Pickering began his information technology services career in 1974 at Andersen Consulting, now Accenture, where he was a partner. After 11 years at Andersen, where he managed and directed several system development and outsourcing projects, Mr. Pickering joined First City Bankcorp in 1996, as Chief Information Officer. Three years later in 1999, he became Chief Information Officer of Continental Airlines. Mr. Pickering was also Chairman and CEO of Origin from 1998 to 2000, one of the largest information technology services companies in Europe. Mr. Pickering was Chairman and CEO of e2i Inc. from May 2000 to December 2001, which filed for protection under the federal bankruptcy laws in December 2001. Mr. Pickering also serves on the boards of a variety of organizations including the American Chamber of Commerce in The Netherlands, B&J Foodservice in Kansas City, and Ora Oxygen, a travel spa based in The Netherlands. Mr. Pickering is a graduate of Baylor University.
      All directors hold office until the next annual meeting of our stockholders and until their respective successors have been duly elected and qualified or until their earlier death, resignation or removal. There are no family relationships between any of our directors and executive officers.
      The affirmative vote of the holders of a plurality of the shares of Common Stock voted in person or by proxy at the Meeting is required for the election of each director. Accordingly, abstentions and “broker non-votes” will have no effect on the outcome of the election of directors assuming a quorum is present or represented by proxy at the Annual Meeting. Unless otherwise directed, each proxy executed and returned by a stockholder will be voted for the election of each of the Nominee Directors.
      The Board of Directors recommends a vote “FOR” the election of each of the Nominee Directors.

Proposal 2.	Amendment to the Certificate of Incorporation.
      The Board of Directors has unanimously approved, subject to stockholder approval, an amendment to Paragraph A of Article V of our certificate of incorporation to increase the total number of authorized shares of Common Stock from 40,000,000 shares to 50,000,000 shares. Subject to stockholder approval, Paragraph A of Article V of our certificate of incorporation will be amended and restated in its entirety as follows:

“The aggregate number of shares that the Corporation shall have authority to issue is 58,000,000 divided into (i) 50,000,000 shares of which shall be Common Stock, par value $0.001 per share and (ii) 8,000,000 of which shall be Preferred Stock, par value $0.001 per share.”
      As of September 19, 2005, there were 22,914,702 shares of Common Stock outstanding, outstanding warrants and options to purchase an additional 6,199,640 shares of Common Stock and 1,116,204 shares of Common Stock remain available for future grant under our 1999 Stock Option/Stock Issuance Plan (or, an aggregate of 30,230,546 of our total 40,000,000 authorized shares of Common Stock). After giving effect to the 500,000 shares of Common Stock reserved under our Employee Stock Purchase Plan to be voted on at the 2005 Annual Meeting, only 9,269,454 unallocated shares of Common Stock remain available for future issuance, the Board of Directors believes it is in the best interests of the Company to increase the number of shares of the Company’s authorized Common Stock.
      The additional authorized shares of Common Stock will provide us and our Board of Directors with the flexibility to issue Common Stock for a variety of purposes in the future. These purposes could include, among other things, the use of stock to raise additional capital, to purchase assets, to acquire other companies, to provide equity compensation and incentives to employees and directors, and for other bona fide corporate purposes. Other than shares reserved for issuance under our 1999 Stock Option/ Stock Issuance Plan and the Employee Stock Purchase Plan submitted for approval at the 2005 Annual Meeting, we have no written or other plans, proposals, arrangements, agreements or understandings to issue any shares of Common Stock at this time.

      The additional shares of Common Stock will be available for issuance without further action by our stockholders unless such action is required by applicable law or by the rules of any applicable stock exchange. Under our certificate of incorporation, the holders of our Common Stock do not have preemptive rights with respect to future issuances of Common Stock. Thus, should our Board of Directors elect to issue additional shares of Common Stock, our existing stockholders will not have any preferential rights to purchase such shares and such issuance could have a dilutive effect on the voting power and percentage ownership of these stockholders. The issuance of additional shares of Common Stock could also have a dilutive effect on our earnings per share.
      The increase in the number of shares of Common Stock authorized for issuance could, under certain circumstances, be construed as having an anti-takeover effect. For example, in the event a person seeks to effect a change in the composition of our Board of Directors or contemplates a tender offer or other transaction involving the combination of Perficient with another company, it may be possible for us to impede the attempt by issuing additional shares of Common Stock, thereby diluting the voting power of the other outstanding shares and increasing the potential cost to acquire control of Perficient. By potentially discouraging initiation of any such unsolicited takeover attempt, our certificate of incorporation may limit the opportunity for our stockholders to dispose of their shares at the higher price generally available in takeover attempts or that may be available under a merger proposal. The increase in the number of shares of Common Stock may also have the effect of permitting our current management, including our Board of Directors, to retain its position indefinitely and place it in a better position to resist changes that stockholders may wish to make if they are dissatisfied with the conduct of our business.
      Our certificate of incorporation and bylaws currently provide that special meetings may be called by the Chairman of our Board of Directors, our President or by our Board of Directors pursuant to a resolution adopted by a majority of the members of our Board of Directors. Except as otherwise required by law or our certificate of incorporation, no business may be transacted at any special meeting of stockholders other than the items of business stated in the notice of such meeting. Our bylaws also currently establish advance notice procedures with regard to (a) the nomination, other than by or at the direction of our Board of Directors, of candidates for election to our board of directors and (b) certain business to be brought by a stockholder before an annual meeting of stockholders. These provisions may have the effect of precluding a nomination or precluding the conduct of business at a particular annual meeting, and may make it difficult for a third party to conduct a solicitation of proxies to elect its own slate of directors or otherwise attempt to obtain control of us, even if such a solicitation or attempt might be beneficial to us and our stockholders. Our certificate of incorporation and bylaws may also discourage, delay or prevent a merger or acquisition that stockholders may consider favorable by authorizing the issuance of “blank check” preferred stock.
      Our Board of Directors did not propose this amendment to our certificate of incorporation in response to any effort known to our Board of Directors to accumulate Common Stock or to obtain control of Perficient by means of a merger, tender offer or solicitation in opposition to management. Further, our Board of Directors does not currently contemplate recommending the adoption of any other amendments to our certificate of incorporation or entering into other arrangements that could be construed as limiting the ability of third parties to take over or change the control of Perficient.
      As of September 19, 2005, our directors and executive officers, in the aggregate, beneficially own 13.5% of our outstanding Common Stock.
      While none of our directors or executive officers has a present commitment to purchase any of the additional authorized shares, it is possible that one or more of such persons will participate in any future transaction in which we issue additional shares of Common Stock or securities convertible into Common Stock, in which case the participating officers and directors may be deemed to have an interest in the approval of this Proposal No. 2.
      The affirmative vote of the holders of a majority of the shares of Common Stock outstanding is required for the approval of the amendment to our certificate of incorporation. Broker non-votes and abstentions with respect to this matter have the same effect as a vote “against” the matter.

      The Board of Directors recommends a vote “FOR” the amendment to our Certificate of Incorporation to increase the number of authorized shares of common stock.

Proposal 3.	Adoption of Employee Stock Purchase Plan.
      There will be presented at the Annual Meeting a proposal to approve the Perficient, Inc. Employee Stock Purchase Plan (the “Stock Purchase Plan”). The purpose of the Stock Purchase Plan is to provide employees of the Company with an opportunity to purchase Common Stock of the Company through payroll deductions. The Company believes that adoption of the Stock Purchase Plan will align the interest of Company employees with those of the stockholders. The description set forth below represents a summary of the principal terms and conditions of the Stock Purchase Plan and does not purport to be complete. Such description is qualified in its entirety by reference to the Stock Purchase Plan, a copy of which is attached hereto as Appendix A.
General
      On August 26, 2005 the Company’s Board of Directors adopted the Perficient, Inc. Employee Stock Purchase Plan, effective October 1, 2005 subject to approval by the Company’s stockholders within 12 months of the date of adoption. A total of 500,000 shares of Common Stock are reserved for issuance under the Stock Purchase Plan. The purpose of the Stock Purchase Plan is to provide employees of the Company who participate in the Stock Purchase Plan with an opportunity to purchase Common Stock of the Company through payroll deductions. The Stock Purchase Plan, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of sections 421 and 423 of the Internal Revenue Code of 1986, as amended (the “Code”). See “Federal Income Tax Consequences” below.
Administration
      The Stock Purchase Plan will be administered by a committee (the “Committee”) appointed by the Company’s Board of Directors. All questions of interpretation of the Stock Purchase Plan will be determined by the Committee, whose decisions will be final and binding upon all participants.
Eligibility
      All employees of the Company (or any of its parent or subsidiary corporations within the meaning of sections 424 (e) and (f) of the Code) who have been continually employed during the one month period prior to the applicable date of grant (as defined below) and who are customarily employed at least 20 hours per week and at least five months per year shall be eligible to participate in the Stock Purchase Plan (such employees referred to herein as “eligible employees”), subject to certain limitations imposed by section 423(b) of the Code. Notwithstanding the foregoing, the Company retains the right to exclude any individual deemed a highly compensated employee for purposes of section 414(q) of the Code. Any such determination shall be made by the Board or the Committee prior to the start of the applicable option period (defined below).
Offering Dates
      Under the Stock Purchase Plan, the Company will offer to all eligible employees the option to purchase shares of Common Stock. Except as otherwise determined by the Committee, these options will be granted on October 1, 2005 and January 1, 2006, and, thereafter, on each three month anniversary of such date (each of which dates is herein referred to as a “date of grant”). The term of each option granted shall begin on a date of grant and shall be for a period ending on the next subsequent March 31, June 30, September 30, or December 31 (each such three month period is herein referred to as an “option period”). The last day of an option period is a “date of exercise.”
Purchase Price
      The purchase price per share at which shares of Common Stock will be sold under the Stock Purchase Plan will be an amount equal to 95% of the fair market value of Common Stock on the date of exercise. The fair market value of a share of Common Stock on a given date will be the closing sales price of the Common Stock on the NASDAQ Market on such date.
Payment of Purchase Price; Payroll Deductions
      The purchase price of the shares of Common Stock to be purchased under the Stock Purchase Plan will be accumulated by payroll deductions during each option period. The deductions may not exceed an amount which will result in noncompliance with the limitations described below under “Purchase of Stock; Exercise of Option.” Such payroll deductions will be credited to a book entry account for each participant. An employee may discontinue participation in the Stock Purchase Plan, but may not otherwise increase or decrease the rate of payroll deductions at any time prior to the next following date of grant.
Purchase of Stock; Exercise of Option
      The maximum number of shares placed under option to a participant in the Stock Purchase Plan in any option period cannot exceed an amount equal to the number determined by dividing the amount of the participant’s total payroll deductions during the option period (and any carryover amounts from the preceding offering period) by the purchase price per share under the Stock Purchase Plan. Unless a participant withdraws from the Stock Purchase Plan, the participant’s option for the purchase of shares will be exercised automatically on each date of exercise for the maximum number of whole shares at the applicable price. As soon as practicable following the end of each offering period, the Company will cause a certificate to be issued in each participant’s name representing the total number of whole shares of Common Stock acquired by the participant through the exercise of the option. Any balance remaining in a participant’s account following the exercise of the participant’s option in an offering period will be carried over for use in the next following option period. To the extent the balance remaining in the participant’s account after payment of the purchase price exceeds the value of a share, at such time, the entire remaining balance shall be returned to the participant.
      Notwithstanding the foregoing, no eligible employee will be granted an option to purchase shares of Common Stock under the Stock Purchase Plan if, immediately after the grant of the option, the employee would own five percent or more of the voting power or value of all classes of stock of the Company or its subsidiaries, nor will any eligible employee be granted an option which would permit the employee to purchase, pursuant to the Stock Purchase Plan, more than $25,000 worth of Common Stock (determined at the fair market value of the shares at the time the option is granted) in any calendar year.
      If the total number of shares of Common Stock remaining available for issuance is less than the total number of shares of Common Stock that could otherwise be acquired pursuant to all options for a given option period, then the number of shares of Common Stock that could otherwise be acquired pursuant to each option for a given option period will be reduced proportionately. If, after this adjustment, an eligible employee is entitled to an option for a fraction of a share of Common Stock, the eligible employee’s payroll deductions that would be used to purchase such fractional share will be returned to him as soon as administratively feasible.
Withdrawal
      Any participant may withdraw in whole from the Stock Purchase Plan at any time prior to thirty (30) days before the date of exercise relating to a particular option period. Partial withdrawals shall not be permitted. A participant who wishes to withdraw from the Stock Purchase Plan must timely deliver to the Company a notice of withdrawal on a form prepared by the Committee. The Company, promptly following the time when the notice of withdrawal is delivered, shall refund to the participant the amount of the cash balance in his account under the Stock Purchase Plan; and thereupon, automatically and without any further act on his part, his payroll deduction authorization and his interest in unexercised options under the Stock Purchase Plan shall terminate.
Capital Changes
      Whenever any change is made in the Stock, by reason of a stock dividend or by reason of subdivision, stock split, reverse stock split, recapitalization, reorganization, combinations, reclassification of shares, or other similar change, appropriate action will be taken by the Committee to adjust accordingly the number of shares subject to the Stock Purchase Plan, the maximum number of shares that may be subject to any option, and the number and purchase price of shares subject to options outstanding under the Stock Purchase Plan.
Nonassignability
      Each option will be assignable or transferable only by will or by the laws of descent and distribution and will be exercisable during the optionee’s lifetime only by the optionee. The Company shall not recognize and shall be under no duty to recognize any assignment or purported assignment by an employee of his option or of any rights under his option, and any such attempt may be treated by the Company as an election to withdraw from the Stock Purchase Plan.
Amendment and Termination of the Plan
      The Board of Directors, in its discretion, may terminate the Stock Purchase Plan at any time with respect to any shares for which options have not theretofore been granted. The Committee shall have the right to alter or amend the Stock Purchase Plan or any part thereof from time to time without the approval of the stockholders of the Company; provided, that no change in any option theretofore granted may be made which would impair the rights of the participant without the consent of such participant; and provided further, that the Committee may not make any alteration or amendment which would increase the aggregate number of shares which may be issued pursuant to the provisions of the Stock Purchase Plan (other than as a result of the anti-dilution provisions of the Stock Purchase Plan), change the class of individuals eligible to receive options under the Stock Purchase Plan, or cause options issued under the Stock Purchase Plan to fail to meet the requirements for employee stock purchase plans as defined in section 423 of the Code without the approval of the stockholders of the Company.
Federal Income Tax Consequences
      The Stock Purchase Plan, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of sections 421 and 423 of the Code. Under these provisions, no income will be taxable to a participant at the time of grant of the option or purchase of the shares. Upon disposition of the shares, the participant will generally be subject to tax and the amount of the tax will depend upon the participant’s holding period. If the shares have been held by the participant for more than two years after the date of the option grant, the lesser of (a) the excess of the fair market value of the shares at the time of such disposition over the purchase price or (b) the excess of the fair market value of the shares at the date of the option grant over the purchase price will be treated as ordinary income, and any further gain or loss will be treated as long-term capital gain or loss. If the shares are disposed of before the expiration of this holding period, the excess of the fair market value of the shares on the purchase date over the purchase price will be treated as ordinary income, and any further gain or loss on such disposition will be long-term or short-term capital gain or loss, depending on the holding period. The Company is not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant except to the extent of ordinary income reported by participants upon disposition of shares within two years from the date of grant.
      The foregoing brief summary of the effect of federal income taxation upon the participants and the Company with respect to the purchase of shares under the Stock Purchase Plan does not purport to be complete, and reference should be made to the applicable provisions of the Code. In addition, this summary does not discuss the tax consequences of a participant’s death or the provisions of the income tax laws of any municipality, state or foreign country that may apply.
Required Vote and Recommendation
      Because executive officers of the Company will be eligible to participate in the Stock Purchase Plan, each of the executive officers of the Company has an interest in, and may benefit from, the adoption of the Stock Purchase Plan.

      The affirmative vote of the holders of a majority of the shares of Common Stock represented in person or by proxy and entitled to vote at the Meeting. Abstentions with respect to this matter have the same effect as a vote “against” the matter. Broker non-votes will have no effect on the outcome of the vote.
      The Board of Directors recommends that the stockholders vote “FOR” the adoption of the Perficient, Inc. Employee Stock Purchase Plan.
SECTION 16 BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
      Section 16(a) of the Securities Exchange Act of 1934, as amended, requires executive officers and directors, and persons who beneficially own more than ten percent of a registered class of our equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the Nasdaq National Market. Based solely on a review of the copies of reports furnished to us and written representations from our executive officers, directors and persons who beneficially own more than ten percent of our equity securities, we believe that, during the preceding year, all filing requirements applicable to our officers, directors and ten percent beneficial owners under Section 16(a) were satisfied except that the following individuals failed to timely file an Initial Statement of Beneficial Ownership on Form 3:

Ralph C. Derrickson	Director
Kenneth R. Johnsen	Director
Michael D. Hill	Officer
and, except that the following individuals failed to timely file a Statement of Change in Beneficial Ownership on Form 4:

John T. McDonald	Director and Officer
Ralph C. Derrickson	Director
Kenneth R. Johnsen	Director
David S. Lundeen	Director
Jeffrey Davis	Officer
COMPOSITION AND MEETINGS OF THE
BOARD OF DIRECTORS AND COMMITTEES
      The Board of Directors is currently comprised of six directors. The board of directors has affirmatively determined that a majority of the directors qualify as independent directors as defined by Securities and Exchange Commission regulations and Nasdaq National Market listing standards. The independent directors are Ralph C. Derrickson, Max D. Hopper, Kenneth R. Johnsen, David S. Lundeen and Robert E. Pickering, Jr.
      During fiscal year 2004, the Board of Directors held seven meetings and acted by unanimous written consent eight times. Each of the directors attended at least 85% of the aggregate of all meetings of the Board of Directors and the total number of meetings held by all committees of the Board of Directors of which each respective director was a member during the time he was serving as such during the fiscal year ended December 31, 2004. All members of the Board of Directors are encouraged to attend the annual meetings of stockholders.
Committees of the Board of Directors
      The Board of Directors has created a Compensation Committee, a Nominating Committee and an Audit Committee. Each member of the committees is independent as defined by Securities and Exchange Commission regulations and Nasdaq National Market listing standards.

Compensation Committee
      The Compensation Committee establishes salaries, incentives and other forms of compensation for Perficient’s directors, executive officers and key employees and administers its equity incentive plans and other incentive and benefit plans. This committee held one meeting and acted six times by unanimous written consent during fiscal year 2004. The members of the Compensation Committee are Max D. Hopper, Kenneth R. Johnsen and David S. Lundeen. Mr. Lundeen serves as chairman of the Compensation Committee.
Audit Committee
      The Audit Committee has the sole authority to appoint, retain and terminate the Company’s independent accountants and is directly responsible for the compensation, oversight and evaluation of the work of the independent accountants. The independent accountants report directly to the Audit Committee.
      The audit committee also has the sole authority to approve all audit engagement fees and terms and all non-audit engagements with our independent accountants and must pre-approve all auditing and permitted non-audit services to be performed for us by the independent accountants, subject to certain exceptions provided by the Securities Exchange Act of 1934.
      This committee held four meetings and acted one time by unanimous written consent during fiscal year 2004. The members of the audit committee are Max D. Hopper, David S. Lundeen and Robert E. Pickering, Jr. Mr. Lundeen serves as chairman of the audit committee. The board of directors has determined that Mr. Lundeen is qualified as our audit committee financial expert within the meaning of Securities and Exchange Commission regulations and that he has accounting and related financial management expertise within the meaning of the listing standards of the Nasdaq National Market. The board of directors has affirmatively determined that Mr. Lundeen qualified as an independent director as defined by the Nasdaq National Market listing standards.
Nominating Committee
      The Nominating Committee is responsible for advising the Board of Directors on appropriate composition of the board and its committees, evaluating potential director nominees and nominating directors for election, approving the compensation for non-employee directors, advising the Board of Directors on corporate governance practices and overseeing new director orientation and the annual review of the performance of the Board of Directors. The Nominating Committee was created by resolution of the Board of Directors and does not have a formal charter.
      This committee held no meetings and acted one time by unanimous written consent during fiscal year 2004. The members of the Nominating Committee are David S. Lundeen and Robert E. Pickering, Jr.
Identification of Director Candidates
      The Nominating Committee is responsible for evaluating potential or suggested director nominees and identifying individuals qualified to become members of the Board of Directors. This Committee will also evaluate persons suggested by stockholders and conduct the appropriate inquiries into the backgrounds and qualifications of all possible nominees. The Nominating Committee will establish criteria for selecting new director nominees and will determine each proposed nominee’s qualifications for service on the Board of Directors. Each nominee should be a person of integrity and be committed to devoting the time and attention necessary to fulfill his or her duties to the Company.
      Pursuant to the Bylaws of Perficient, nominations of persons for election to the Board of Directors may be made at a meeting of stockholders by or at the direction of the Board of Directors or by any stockholder entitled to vote in the election of Directors at the meeting who complies with the notice procedures set forth in this paragraph. Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the corporation. Such stockholders’ notice shall set forth:

(A)	the name, age, business address and residence address of such person;

(B)	the principal occupation or employment of such person;

(C)	the class and number of shares of the corporation which are beneficially owned by such person;

(D)	a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the stockholder; and

(E)	any other information relating to such person that is required to be disclosed in solicitations of proxies for election of Directors, or is otherwise required in each case pursuant to Regulation 14A under the 1934 Act (including without limitation such person’s written consent to being named in the proxy statement, if any, as a nominee and to serving as a Director if elected).
      Any nominations received from stockholders must be in full compliance with applicable laws and with the Bylaws of Perficient.
Communications with the Board
      Communications by stockholders or by other parties may be sent to the Board of Directors by U.S. mail or overnight delivery and should be addressed to the Board of Directors c/o Secretary, Perficient, Inc., 1120 South Capital of Texas Highway, Suite 220, Building 3, Austin, Texas 78746. Communications directed to the Board of Directors, or one or more directors, will be forwarded directly to the designated director or directors and may be made anonymously.
COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS
      The following table sets forth information concerning the annual and long-term compensation earned by the individuals who served as our Chief Executive Officer and all other executive officers during fiscal year 2004 for services rendered in all capacities during the years presented. Michael D. Hill joined us in February 2004 as our Chief Financial Officer.

					Long Term Compensation
					Awards
		Annual Compensation
					Restricted	Securities
				Other Annual	Stock Awards	Underlying	All Other
Name and Principal Position	Year	Salary ($)	Bonus ($)	Compensation ($)(1)	($)(2)	Options (#)(3)	Compensation ($)

John T. McDonald	2004	$237,500	$355,408	$12,959	$1,104,250	400,000	$420
Chief Executive Officer	2003	$225,000	$200,048	$3,000	—	425,000
and Chairman of	2002	$225,000	$46,406	$2,750	—	338,000
the Board

Jeffrey S. Davis	2004	$216,629	$161,992	$15,324	$552,125	200,000	$420
Chief Operating Officer	2003	$205,000	$145,813	$3,000	—	250,000
	2002	$136,667	$25,370	$2,431	—	85,000

Michael D. Hill	2004	$96,250	$43,210	$—	—	50,000	$160
Chief Financial Officer

(1)	Mr. McDonald’s current employment agreement, which was approved by the Board of Directors on March 29, 2004, specifies a salary increase to $250,000 per annum if our net revenue per quarter equals or exceeds ten million dollars at any time following January 1, 2004.

(2)	In December 2004, Mr. McDonald was granted 175,000 shares of restricted stock and Mr. Davis was granted 87,500 shares of restricted stock, the fair market value of which was $6.31 per share. The restricted stock shall vest over seven years in the following increments: 15% on December 15, 2006; 10%

on each of December 15, 2007 and December 15, 2008; 15% on December 15, 2009; 25% on December 15, 2010; and 25% on December 15, 2011.

(3)	In December 2004, Mr. McDonald was granted options to purchase 400,000 shares of our Common Stock with an exercise price of $6.31. In December, 2004, Mr. Davis was granted options to purchase 200,000 shares of our Common Stock with an exercise price of $6.31 per share. In January 2004, Mr. Hill was granted options to purchase 50,000 shares of our Common Stock with an exercise price of $3.00 per share.

Option Grants in Last Fiscal Year to Named Executive Officers
      The following table sets forth information related to the grant of stock options by us during the year ended December 31, 2004 to the named executive officers.

	Individual Grants

		% of Total
	Number of	Options		Market
	Securities	Granted to	Exercise	Price on
	Underlying	Employees	or Base	Date of
	Options	in Fiscal	Price	Grant	Expiration
	(#)(1)	2004(2)	($/sh)	($/sh)	Date

John T. McDonald	400,000	27.4%	$6.31	$6.31	12/15/2014
Jeffrey S. Davis	200,000	13.7%	$6.31	$6.31	12/15/2014
Michael D. Hill	50,000	3.4%	$3.00	$3.00	1/21/2014

(1)	In December 2004, Mr. McDonald was granted options to purchase 400,000 shares of our Common Stock with an exercise price of $6.31. In December, 2004, Mr. Davis was granted options to purchase 200,000 shares of our Common Stock with an exercise price of $6.31 per share. In January 2004, Mr. Hill was granted options to purchase 50,000 shares of our Common Stock with an exercise price of $3.00 per share.

(2)	Based on an aggregate of 1,458,700 options granted during the year ended December 31, 2004.
Option Exercises and Fiscal Year End Values
      The following table sets forth information concerning the fiscal year-end number and value of unexercised options (market price of our Common Stock less the exercise price with respect to the named executive officers). No stock appreciation rights were outstanding as of December 31, 2004.

			Number of
			Securities Underlying		Value of Unexercised
	Shares		Unexercised Options		in-the-Money Options
	Acquired on	Value	at December 31, 2004(#)		at December 31, 2004($)(1)
	Exercise	Realized
Name	(#)	($)	Exercisable	Unexercisable	Exercisable	Unexercisable

John T. McDonald (2)	13,500	$72,360	779,625	826,086	$3,427,813	$2,099,455
Jeffrey S. Davis (3)	41,665	$146,600	240,548	391,251	$1,321,985	$977,273
Michael D. Hill	—	—	—	50,000	$—	$178,000

(1)	Based on the fair market value of Perficient’s Common Stock at December 31, 2004 ($6.56 per share), as reported on the NASDAQ SmallCap Market.

(2)	Mr. McDonald exercised options for 13,500 shares on December 29, 2004 with an exercise price of $1.15 and a trading value at the time of sale of $6.51.

(3)	Mr. Davis exercised options for 41,665 shares on April 21, 2004 with an exercise price of $.50 and a trading value at the time of sale of $4.02.

Compensation of Directors
      The director compensation plan provides for the following:

•	Each new member of the board will receive an option for 15,000 shares, vesting over a three-year period.

•	Each non-employee board member will receive $500 for each board meeting attended.

•	Each audit committee member will receive $1,250 for each audit committee meeting.

•	Each compensation committee member will received $500 for each compensation committee meeting.

•	The chairman of the audit committee will receive an additional $5,000 per quarter and 5,000 vested options annually.

•	The chairman of the compensation committee will receive an additional $2,500 per quarter.

•	Each non-employee board member will receive 5,000 vested options annually.

•	Each board member who serves on any committees of the board will receive an additional 5,000 vested options annually.
      In 2004, Mr. Derrickson received $500, Mr. Lundeen received $7,750, Mr. Hopper received $4,250, Mr. Pickering received $2,750, and Mr. Johnsen received $1,000 in Board of Directors fees for fiscal 2004. In addition, in 2004, Mr. Derrickson received 20,000 options, 15,000 vesting over a three-year period and 5,000 fully vested, for being elected to the board of directors and for being a non-employee board member, Mr. Johnson received 15,000 options vesting over a three-year period and 10,000 fully vested, for being elected to the board of directors, for being a non-employee board member and for serving on the compensation committee, Mr. Pickering received 5,000 vested options for serving on the audit committee and the nominating committee, and Mr. Lundeen received 5,000 vested options for being chairman of the audit committee. All directors are reimbursed for reasonable expenses incurred by them in attending Board and Committee meetings. In March 2005, the director compensation plan was amended to increase the cash compensation payable to the chairman of the audit committee and the compensation committee to $5,000 and $2,500 per quarter, respectively.
Employment Arrangements
      We have a two-year employment agreement with Mr. McDonald that terminates on December 31, 2005. This employment agreement was approved by the Board of Directors on March 29, 2004. Mr. McDonald’s employment agreement provides for an annual salary of $225,000 and the grant of options to purchase 150,000 shares of our Common Stock for each year of service. This employment agreement specifies a salary increase to $250,000 per annum if the Company’s net revenue per quarter equals or exceeds ten million dollars at any time following January 1, 2004. Those options vest over a four year period. Mr. McDonald is entitled to an annual bonus of equal to 100% of his annual salary in the event we achieve certain performance targets approved by our Board of Directors. If Mr. McDonald is terminated without cause (or if he voluntarily terminates his employment following a change in control), he will receive 24 months’ severance pay plus target bonus, option vesting acceleration and shall receive benefits and the use of his office and administrative assistance during such period. Mr. McDonald has agreed to refrain from competing with us for a period of two years following the termination of his employment.
      We have a two-year employment agreement with Mr. Jeff Davis that terminates on June 30, 2006. Mr. Davis’s employment agreement provides for an annual salary of $205,000. Mr. Davis is entitled to an annual bonus equal to 50% of his annual salary in the event we achieve certain performance targets approved by our Board of Directors. If Mr. Davis is terminated without cause, he will receive 12 months’ severance pay, option vesting acceleration and other health and medical benefits. If Mr. Davis is terminated without cause following a change in control, he will also receive the target bonus of 50% of this annual salary. Mr. Davis has agreed to refrain from competing with us for a period of two years following the termination of his employment.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
      On June 26, 2002, we entered into a Convertible Preferred Stock Purchase Agreement with 2M Technology Ventures, L.P., or 2M, pursuant to which 2M purchased 1,111,000 shares of Series B Preferred Stock for a purchase price of $0.900090009 per share. Pursuant to the Certificate of Designation, Rights and Preferences of the Series B Preferred Stock, on November 10, 2003, all then outstanding shares of Series B Preferred Stock automatically converted into shares of common stock. In connection with its purchase of Series B Preferred Stock, 2M also received a warrant to purchase up to 555,500 shares of common stock. 2M exercised this warrant on February 3, 2004 and March 29, 2004. We received proceeds of $1,100,000 as a result of the exercise of this warrant. We have registered 2,166,500 shares of our common stock, pursuant to a Registration Statement on Form S-3 (File No. 333-100490), for resale by 2M of the shares issued upon conversion of the shares of Series B Preferred Stock purchased from us, shares issued upon exercise of the warrant, and shares acquired upon purchase from certain of our stockholders in a private transaction.
      On December 15, 2004, we granted restricted stock awards under our 1999 Stock Option/ Stock Issuance Plan to John T. McDonald, our Chief Executive Officer, and Jeffrey S. Davis, our President and Chief Operating Officer, of 175,000 and 87,500 shares of our common stock, respectively. These restricted stock awards vest over seven years with 50% of the vesting in the last two years, subject to partial acceleration if certain revenue growth and operating profitability targets are met.
AUDIT COMMITTEE REPORT
      The following is the report of the Audit Committee (the “Committee”) with respect to the audit of our fiscal 2004 audited consolidated financial statements:
      Management is responsible for the Company’s internal controls and the financial reporting process. The independent auditors are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with auditing standards generally accepted in the United States and to issue a report thereon. The Committee’s responsibility is to monitor and oversee these processes.
      In this context, the Committee has met and held discussions with management and the independent auditors. Management represented to the Committee that the Company’s consolidated financial statements in the Annual Report for the fiscal year ended December 31, 2004, were prepared in accordance with accounting principles generally accepted in the United States, and the Committee has reviewed and discussed the consolidated financial statements in the Annual Report with management and the independent auditors. The Committee discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).
      The Company’s independent auditors also provided to the Committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Committee discussed with the independent auditors that firm’s independence. The Audit Committee reviewed nonaudit services provided by its independent auditors for the last fiscal year, and determined that those services are not incompatible with maintaining the auditors’ independence.
      Based upon the Committee’s discussion with management and the independent auditors and the Committee’s review of the representation of management and the report of the independent auditors to the Committee, the Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2004 filed with the Securities and Exchange Commission.

      Submitted by the Audit Committee of the Board of Directors:

David S. Lundeen (Chairman)
Max D. Hopper
Robert E. Pickering, Jr.
External Auditors
      A representative of BDO Seidman, LLP is expected to be present at the Meeting to respond to appropriate questions and will be given the opportunity to make a statement if he or she desires to do so.
      On September 22, 2004, the Company dismissed Ernst & Young LLP as its independent registered public accounting firm. The Company’s Audit Committee of the Board of Directors participated in, recommended and approved the decision to change independent accountants. The reports of Ernst & Young LLP on the consolidated financial statements for the past two fiscal years contain no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle. In connection with its audits for the two most recent fiscal years and through September 22, 2004, there were no disagreements with Ernst & Young LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Ernst & Young LLP would have caused them to make reference thereto in their reports on the financial statements for such years. During the two most recent fiscal years and through September 22, 2004, there were no events of the kind described in Regulation S-B, Item 304(a)(1)(iv). The Company requested that Ernst & Young LLP furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements, and a copy of such letter, dated September 28, 2004, was filed as Exhibit 16.1 to the Company’s Form 8-K on September 28, 2004.
      On October 11, 2004, the Audit Committee engaged BDO Seidman, LLP to serve as the Company’s independent registered public accountants for fiscal year 2004. Representatives of Ernst & Young LLP and BDO Seidman (as applicable) attended all meetings of the Audit Committee in 2004. The Audit Committee pre-approves and reviews all audit and non-audit services provided by BDO Seidman, LLP. In considering the services to be provided by BDO Seidman, LLP, the Audit Committee considers whether the provision of non-audit services is compatible with maintaining the independence of BDO Seidman, LLP.
Audit Fees
      On September 22, 2004, the Company dismissed Ernst & Young LLP as its independent registered public accounting firm. Audit services performed for the Company by Ernst & Young LLP in fiscal year 2004 consisted of the review of the financial statements included in our quarterly reports on Form 10-QSB for the periods ended March 31, 2004 and June 30, 2004. Audit services performed for the Company by Ernst & Young LLP in fiscal year 2003 consisted of the audit of our annual financial statements for the fiscal year included in our Form 10-KSB and for the reviews of the financial statements included our quarterly reports on Form 10-QSB. Audit fees for fiscal year 2004 and 2003 were $0 and $82,500, respectively.
      On October 11, 2004, the Audit Committee engaged BDO Seidman, LLP to serve as the Company’s independent public accountants for fiscal year 2004. Audit services performed for the Company by BDO Seidman consist of the audit of our annual financial statements for the fiscal year included in our Form 10-KSB and for the reviews of the financial statements included in our quarterly report on Form 10-QSB for the period ended September 30, 2004. Audit fees for fiscal year 2004 were $145,000.
Audit-Related Fees
      Ernst &Young LLP performed audit-related services in 2004 in connection with business acquisitions, accounting, consultations and SEC registration statements. Fees for audit-related services were $126,000 and $3,000 in fiscal year 2004 and 2003.
      BDO Seidman, LLP performed audit-related services in 2004 in connection with business acquisitions and accounting consultations. Fees for audit-related services were $4,000 in fiscal year 2004.

Audit Committee Pre-Approval Policies and Procedures
      It is the Company’s policy that all audit and non-audit services to be performed by its principal accountants be approved in advance by the Audit Committee.
      The Audit Committee has reviewed the fees described above and believes that such fees are compatible with maintaining the independence of BDO Seidman, LLP.
      Stockholder ratification of the appointment of BDO Seidman, LLP as the Company’s independent public auditors is not required by our bylaws or other applicable legal requirement.
STOCKHOLDER PROPOSALS FOR NEXT ANNUAL MEETING
      Any stockholder proposals intended to be presented at Perficient’s next annual meeting of stockholders must be received by Perficient at its offices at 1120 South Capital of Texas Highway, Suite 220, Building 3, Austin, Texas 78746, on or before December 31, 2005, for consideration for inclusion in the proxy material for such annual meeting of stockholders.
      For any proposal that is not submitted for inclusion in next year’s Proxy Statement, but is instead sought to be presented directly at the 2006 Annual Meeting, SEC rules permit management to vote proxies in its discretion if: (1) management receives notice of the proposal before the close of business on December 31, 2005, and advises stockholders in the 2006 Proxy Statement about the nature of the matter and how management intends to vote on such matter; or (2) management does not receive notice of the proposal prior to the close of business on December 31, 2005. Notices of intention to present proposals at the 2005 Annual Meeting should be addressed to Perficient at its offices at 1120 South Capital of Texas Highway, Suite 220, Building 3, Austin, Texas 78746.
OTHER MATTERS
      The Board of Directors does not intend to bring any matters before the Meeting other than as stated in this Proxy Statement, and is not aware that any other matters will be presented for action at the Meeting. If any other matters come before the Meeting, the persons named in the enclosed form of proxy will vote the proxy with respect thereto in accordance with their best judgment, pursuant to the discretionary authority granted by the proxy. Whether or not you plan to attend the Meeting in person, please complete, sign, date and return the enclosed proxy card promptly.
FORM 10-KSB
      Perficient will furnish, without charge to each person solicited and to each beneficial owner of its securities, on the written request of such person, a copy of its annual report on Form 10-KSB, as amended except for the exhibits to such Form 10-KSB but including the financial statements filed with such Form 10-KSB. Perficient will furnish any exhibit to the Form 10-KSB upon the payment of a reasonable fee which shall be limited to its reasonable expenses in furnishing such exhibit. Requests should be directed to Mr. Michael D. Hill, Perficient, Inc., 1120 South Capital of Texas Highway, Suite 220, Building 3, Austin, Texas 78746, telephone number (512) 531-6000.

By Order of the Board of Directors

/s/ Michael D. Hill

Michael D. Hill
Secretary
October 6, 2005

APPENDIX A
PERFICIENT, INC.
EMPLOYEE STOCK PURCHASE PLAN
      1.     Purpose. The purpose of the Perficient, Inc. Employee Stock Purchase Plan (the “Plan”) is to provide eligible employees with an incentive to advance the interests of Perficient, Inc. (the “Company”) by affording an opportunity to purchase stock of the Company at a favorable price.
      2.     Administration of the Plan. The Plan shall be administered by a committee (the “Committee”) as appointed by the Board of Directors of the Company (the “Board”). Subject to the provisions of the Plan, the Committee shall interpret and construe the Plan and all options granted under the Plan, shall make such rules as it deems necessary for the proper administration of the Plan, shall make all other determinations necessary or advisable for the administration of the Plan, including the determination of eligibility to participate in the Plan and limitations on the number of shares subject to a participant’s option under the Plan, and shall correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any option granted under the Plan in the manner and to the extent that the Committee deems desirable to carry the Plan or any option into effect. The Committee shall, in its sole discretion exercised in good faith, make such decisions or determinations and take such actions as it deems appropriate, and all such decisions, determinations and actions taken or made by the Committee pursuant to this and the other paragraphs of the Plan shall be conclusive on all parties. The Committee shall not be liable for any decision, determination or action taken in good faith in connection with the administration of the Plan.
      3.     Participating Companies. Each present and future parent or subsidiary corporation of the Company (within the meaning of sections 424(e) and (f) of the Internal Revenue Code of 1986, as amended (the “Code”)) that is eligible by law to participate in the Plan shall be a “Participating Company” during the period that such corporation is such a parent or subsidiary corporation; provided, however, that the Committee may at any time and from time to time, in its sole discretion, prevent or terminate a Participating Company’s Plan participation. Any Participating Company may, by appropriate action of its Board of Directors, prevent or terminate its participation in the Plan. Transfer of employment among the Company and Participating Companies (and among any other parent or subsidiary corporation of the Company) shall not be considered a termination of employment hereunder.
      4.     Eligibility. All employees of the Company and the Participating Companies who have been continuously employed by the Company or any Participating Company (including any predecessor entity) during the one month period (including any authorized leave of absence meeting the requirements of Treasury Regulation § 1.421-1(h)(2)) prior to the applicable Date of Grant (as defined in subparagraph 6(a)) and who are customarily employed at least 20 hours per week and at least five months per year shall be eligible to participate in the Plan; provided, however, that no option shall be granted to an employee if such employee, immediately after the option is granted, owns stock possessing five percent or more of the total combined voting power or value of all classes of stock of the Company or of its parent or subsidiary corporation (within the meaning of sections 423(b)(3) and 424(d) of the Code) (“Eligible Employee”). Notwithstanding the foregoing, the Company retains the right to exclude any individual deemed a highly compensated employee for purposes of section 414(q) of the Code. Any such determination shall be made by the Board or the Committee prior to the start of the Option Period to which the determination applies. Such determination shall be set forth in writing and the documents reflecting the determination shall be deemed incorporated into this Plan document.
      5.     Stock Subject to the Plan. Subject to the provisions of paragraph 12 (relating to adjustment upon changes in stock), the aggregate number of shares which may be sold pursuant to options granted under the Plan shall not exceed 500,000 shares of the authorized $.001 par value common stock of the Company (“Stock”), which shares may be unissued shares or reacquired shares or shares bought on the market for purposes of the Plan. Should any option granted under the Plan expire or terminate prior to its exercise in full, the shares theretofore subject to such option may again be subject to an option granted under the Plan. Any shares which are not subject to outstanding options upon the termination of the Plan shall cease to be subject to the Plan.
      6.     Grant Of Options.
      (a) General Statement; “Date Of Grant”; “Option Period”; “Date Of Exercise”. Upon the effective date of the Plan, as provided in Section 14, and continuing while the Plan remains in effect, the Company shall offer options under the Plan to all Eligible Employees to purchase shares of Stock. Except as otherwise determined by the Committee, these options shall be granted on the effective date of the Plan, the next subsequent January 1, April 1, July 1, or October 1, whichever occurs earlier, and each three month anniversary of such date (each of which dates is herein referred to as a “Date of Grant”). The term of each option shall begin on a Date of Grant and shall be for a period ending on the next subsequent March 31, June 30, September 30, or December 31 (each such three month period shall be referred to as an “Option Period”). The first day of the first Option Period shall be a Date of Grant and the last day of such Option Period shall be a “Date of Exercise.” Notwithstanding the foregoing, the first Date of Grant shall be the effective date of the Plan. The number of shares subject to each option and Option Period shall be the quotient of the sum of the payroll deductions withheld on behalf of each participant in accordance with subparagraph 6(b) for the Option Period and any amount carried forward from the preceding Option Period pursuant to subparagraph 7(a), divided by the “Option Price” (as defined in subparagraph 7(b)) of the Stock, excluding all fractions.
      (b) Election To Participate; Deduction Authorization. Except as provided in subparagraph 6(f), an Eligible Employee may participate in the Plan only by means of payroll deduction. Except as provided in subparagraph 6(g), each Eligible Employee who elects to participate in the Plan shall deliver to the Company, within the time period prescribed by the Committee, a written payroll deduction authorization on a form prepared by the Committee whereby he gives notice of his election to participate in the Plan as of the next following Date of Grant, and whereby he designates an integral percentage or specific amount (as determined by the Committee) of his “Eligible Compensation” (as defined in subparagraph 6(d)) to be deducted from his compensation for each pay period and credited to a book entry account established in his name. The designated percentage or specific amount may not result in a deduction during any payroll period of an amount less than $20.00. The designated percentage or specific amount may not exceed an amount which will result in noncompliance with the limitations stated in subparagraphs 6(a) or 6(e).
      (c) Changes in Payroll Authorization. Except as provided in subparagraph 8(a), the payroll deduction authorization referred to in subparagraph 6(b) may not be changed until the following Date of Grant.
      (d) “Eligible Compensation” Defined. The term “Eligible Compensation” means the gross (before taxes are withheld) total of all wages, salaries, commissions, overtime and bonuses received during the Option Period, except that such term shall include elective contributions made on an employee’s behalf by the Company or a Participating Company that are not includable in income under section 125 or section 402(e)(3) of the Code. Notwithstanding the foregoing, “Eligible Compensation” shall not include (i) employer contributions to or payments from any deferred compensation program, whether such program is qualified under section 401(a) of the Code (other than amounts considered as employer contributions under section 402(e)(3) of the Code) or nonqualified, (ii) amounts realized from the receipt or exercise of a stock option that is not an incentive stock option within the meaning of section 422 of the Code, (iii) amounts realized at the time property described in section 83 of the Code is freely transferable or no longer subject to a substantial risk of forfeiture, (iv) amounts realized as a result of an election described in section 83(b) of the Code, and (v) any amount realized as a result of a disqualifying disposition within the meaning of section 421(b) of the Code.
      (e) $25,000 Limitation. No Eligible Employee shall be granted an option under the Plan to the extent such grant would permit his rights to purchase Stock under the Plan and under all other employee stock purchase plans of the Company and its parent and subsidiary corporations (as such terms are defined in sections 424(e) and (f) of the Code) to accrue at a rate which exceeds $25,000 of the Fair Market Value of Stock (as defined in subparagraph 7(b)), determined at the time the option is granted, for each calendar year in which any such option granted to such employee is outstanding at any time (within the meaning of section 423(b)(8) of the Code).
      (f) Leaves of Absence. During a paid leave of absence approved by the Company and meeting the requirements of Treasury Regulation § 1.421-1(h)(2), a participant’s elected payroll deductions shall continue. If a participant takes an unpaid leave of absence, then such participant may not make additional contributions under the Plan while on unpaid leave of absence, and the participant’s payroll deductions for the applicable Option Period shall remain subject to the Plan and used to exercise options on the next following Date of Exercise.
      (g) Continuing Election. A participant (i) who has elected to participate in the Plan pursuant to subparagraph 6(b) as of a Date of Grant and (ii) who takes no action to change or revoke such election as of the next following Date of Grant, shall be deemed to have made the same election, including the same attendant payroll deduction authorization, for such next following and/or subsequent Date(s) of Grant as was in effect for the Date of Grant for which he made such election to participate. A participant who desires to discontinue participation in the Plan for a subsequent Option Period commencing as of the next Date of Grant shall deliver to the Company a notice of withdrawal, on a form prepared by the Committee, at least 30 days prior to the beginning of such Option Period.
      7.     Exercise of Options.
      (a) General Statement. Each Eligible Employee who is a participant in the Plan, automatically and without any act on his part, shall be deemed to have exercised his option on each Date of Exercise to the extent that the cash balance then in his account under the Plan is sufficient to purchase at the “Option Price” (as defined in subparagraph 7(b)) whole shares of Stock. Any balance remaining in his account after payment of the purchase price of those whole shares, to the extent the balance is insufficient to purchase a whole share, shall be carried forward and used towards the purchase of whole shares in the next following Option Period. To the extent the balance remaining in his account after the payment of the purchase price exceeds the value of a share, at such time, the entire remaining balance shall be returned to the participant.
      (b) “Option Price” Defined. The Option Price per share of Stock to be paid by each optionee on each exercise of his option shall be an amount equal to 95% of the Fair Market Value of the Stock on the Date of Exercise. For all purposes under the Plan, the “Fair Market Value” of a share of Stock means, for a particular day:

(i) If shares of Stock of the same class are listed or admitted to unlisted trading privileges on any national or regional securities exchange at the date of determining the Fair Market Value, then the last reported sale price, regular way, on the composite tape of that exchange on that business day or, if no such sale takes place on that business day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to unlisted trading privileges on that securities exchange or, if no such closing prices are available for that day, the last reported sale price, regular way, on the composite tape of that exchange on the last business day before the date in question; or

(ii) If shares of Stock of the same class are not listed or admitted to unlisted trading privileges as provided in subparagraph (i) and if sales prices for shares of Stock of the same class in the over-the-counter market are reported by the National Association of Securities Dealers, Inc. Automated Quotations, Inc. (“NASDAQ”) National Market System as of the date of determining the Fair Market Value, then the last reported sales price so reported on that business day or, if no such sale takes place on that business day, the average of the high bid and low asked prices so reported or, if no such prices are available for that day, the last reported sale price so reported on the last business day before the date in question; or

(iii) If shares of Stock of the same class are not listed or admitted to unlisted trading privileges as provided in subparagraph (i) and sales prices for shares of Stock of the same class are not reported by the NASDAQ National Market System (or a similar system then in use) as provided in subparagraph (ii), and if bid and asked prices for shares of Stock of the same class in the over-the-counter market are reported by NASDAQ (or, if not so reported, by the National Quotation Bureau Incorporated) as of the date of determining the Fair Market Value, then the average of the high bid and low asked prices on that business day or, if no such prices are available for that day, the average of the high bid and low asked prices on the last business day before the date in question; or

(iv) If shares of Stock of the same class are not listed or admitted to unlisted trading privileges as provided in subparagraph (i) and sales prices or bid and asked prices therefor are not reported by NASDAQ (or the National Quotation Bureau Incorporated) as provided in subparagraph (ii) or subparagraph (iii) as of the date of determining the Fair Market Value, then the value determined in good faith by the Committee, which determination shall be conclusive for all purposes; or

(v) If shares of Stock of the same class are listed or admitted to unlisted trading privileges as provided in subparagraph (i) or sales prices or bid and asked prices therefor are reported by NASDAQ (or the National Quotation Bureau Incorporated) as provided in subparagraph (ii) or subparagraph (iii) as of the date of determining the Fair Market Value, but the volume of trading is so low that the Board of Directors determines in good faith that such prices are not indicative of the fair value of the Stock, then the value determined in good faith by the Committee, which determination shall be conclusive for all purposes notwithstanding the provisions of subparagraphs (i), (ii) or (iii).

      (c) Delivery of Share Certificates. As soon as practicable after each Date of Exercise, the Company shall issue one or more certificates representing the total number of whole shares of Stock respecting exercised options in the aggregate of all of the Eligible Employees hereunder. Any such certificate shall be held by the Company (or its agent) and may be held in street name. If the Company issues a certificate representing the shares of more than one Eligible Employee, the Company shall keep accurate records of the beneficial interests of each Eligible Employee in each such certificate by means of a Company stock account. Each Eligible Employee shall be provided with such periodic statements as may be directed by the Committee reflecting all activity in any such Company stock account. In the event the Company is required to obtain from any commission or agency authority to issue any such certificate, the Company shall seek to obtain such authority. Inability of the Company to obtain from any such commission or agency authority which counsel for the Company deems necessary for the lawful issuance of any such certificate shall relieve the Company from liability to any participant in the Plan except to return to him the amount of the balance in his account. A participant may, on the form prescribed by the Committee, request the Company to deliver to such participant a certificate issued in his name representing all or a part of the aggregate whole number of shares of Stock then held by the Company on his behalf under the Plan. Further, upon the termination of a participant’s employment with the Company and its parent or subsidiary corporations for any reason whatsoever, the Company shall deliver to such employee a certificate issued in his name representing the aggregate whole number of shares of Stock then held by the Company on his behalf under the Plan. While shares of Stock are held by the Company (or its agent), such shares may not be sold, assigned, pledged, exchanged, hypothecated or otherwise transferred, encumbered or disposed of by the employee who has purchased such shares; provided, however, that such restriction shall not apply to the transfer of such shares of Stock pursuant to (i) a plan of reorganization of the Company, but the stock, securities or other property received in exchange therefor shall be held by the Company pursuant to the provisions hereof or (ii) a divorce. The Committee may cause the Stock certificates issued in connection with the exercise of options under the Plan to bear such legend or legends, and the Committee may take such other actions, as it deems appropriate in order to reflect the provisions of this subparagraph 7(c) and to assure compliance with applicable securities laws. Neither the Company nor the Committee shall have any liability with respect to a delay in the delivery of a Stock certificate pursuant to this subparagraph 7(c).
      (d) Insufficiency of Shares Available for Issuance. If the total number of shares of Stock remaining available for issuance pursuant to paragraph 5 (the “Share Availability”) is less than the total number of shares of Stock that could otherwise be acquired pursuant to all options, for a given option period, after application of the limitations in paragraphs 6(a), 6(b) and 6(e) (but not this paragraph 7(d)) (the “Total Share Limit”), then the number of shares of Stock that could otherwise be acquired pursuant to each option for the given option period shall be reduced such that the ratio of the total number of shares that could be acquired pursuant to each option for the given option period, after adjustments for the limitations in paragraphs 6(a), 6(b) and 6(e) (but not this paragraph 7(d)), to the Total Share Limit, equals the ratio of the total number of shares that may be acquired pursuant to each option for the given option period, after adjustments for the limitations in paragraphs 6(a), 6(b), 6(e) and this paragraph 7(d), to the Share Availability. If the application of the adjustment provided in this paragraph 7(d) entitles an Eligible Employee to an option for a fraction of a share of Stock, the Eligible Employee’s payroll deductions that would be used to purchase that fractional share of Stock shall be returned to the Eligible Employee as soon as administratively feasible.
      8.     Withdrawal from the Plan.
      (a) General Statement. Any participant may withdraw in whole from the Plan at any time prior to 30 days before the Date of Exercise relating to a particular Option Period. Partial withdrawals shall not be permitted. A participant who wishes to withdraw from the Plan must timely deliver to the Company a notice of withdrawal on a form prepared by the Committee. The Company, promptly following the time when the notice of withdrawal is delivered, shall refund to the participant the amount of the cash balance in his account under the Plan; and thereupon, automatically and without any further act on his part, his payroll deduction authorization and his interest in unexercised options under the Plan shall terminate.
      (b) Eligibility Following Withdrawal. A participant who withdraws from the Plan shall not be eligible to participate in the Plan until the following Date of Grant (provided that he is otherwise eligible to participate in the Plan at such time and complies with the enrollment procedures).
      9.     Termination of Employment. If the employment of a participant terminates for any reason whatsoever (including death), his participation in the Plan automatically and without any act on his part shall terminate as of the date of the termination of his employment. The Company shall refund to him the amount of the cash balance in his account under the Plan, and thereupon his interest in unexercised options under the Plan shall terminate.
      10.     Restriction Upon Assignment of Option. An option granted under the Plan shall not be transferable otherwise than by will or the laws of descent and distribution. Each option shall be exercisable, during his lifetime, only by the employee to whom granted. The Company shall not recognize and shall be under no duty to recognize any assignment or purported assignment by an employee of his option or of any rights under his option, and any such attempt may be treated by the Company as an election to withdraw from the Plan.
      11.     No Rights of Stockholder Until Certificate Issues. With respect to shares of Stock subject to an option, a participant shall not be deemed to be a stockholder, and he shall not have any of the rights or privileges of a stockholder. A participant shall have the rights and privileges of a stockholder upon, but not until, a certificate for shares has been issued following exercise of his option. With respect to a participant’s Stock held by the Company (or its agent) pursuant to subparagraph 7(c), the Company shall, as soon as practicable, pay the participant any cash dividends attributable thereto and facilitate the participant’s voting rights attributable thereto.
      12.     Changes in Stock; Adjustments. Whenever any change is made in the Stock, by reason of a stock dividend or by reason of subdivision, stock split, reverse stock split, recapitalization, reorganization, combinations, reclassification of shares, or other similar change, appropriate action will be taken by the Committee to adjust accordingly the number of shares subject to the Plan, the maximum number of shares that may be subject to any option, and the number and Option Price of shares subject to options outstanding under the Plan.
      Upon the occurrence of a Change in Control, unless a surviving corporation assumes or substitutes new options (within the meaning of section 424(a) of the Code) for all options then outstanding or the Committee elects to continue the options then outstanding without change, the Date of Exercise for all options then outstanding shall be accelerated to a date fixed by the Committee prior to the effective date of such Change in Control.

      “Change in Control” means the occurrence of any of the following events:
      (a) The agreement to acquire or a tender offer for beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934 (“Exchange Act”)) by any individual, entity or group (within the meaning of section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”), of 50% or more of either (x) the then outstanding shares of Common Stock of the Company (the “Outstanding Company Common Stock”) or (y) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change in Control: (A) any acquisition directly from the Company, (B) any acquisition by the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (D) any acquisition by any corporation pursuant to a transaction which complies with clauses (A), (B) and (C) of paragraph (iii) below; or
      (b) Individuals who constitute the Incumbent Board cease for any reason to constitute at least a majority of the Board; “Incumbent Board” shall be defined as the individuals who constitute the Board as of the Effective Date and any other individual who becomes a director of the Company after that date and whose election or appointment by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least a majority of the directors then comprising the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Incumbent Board; or
      (c) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or an acquisition of assets of another corporation (a “Business Combination”), in each case, unless, following such Business Combination, (i) the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination represent or are converted into or exchanged for securities which represent or are convertible into more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company, or all or substantially all of the Company’s assets either directly or through one or more subsidiaries), (ii) no Person (excluding any employee benefit plan (or related trust) of the Company or the corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership of the Company existed prior to the Business Combination and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or
      (d) Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.
      13.     Use of Funds; No Interest Paid. All funds received or held by the Company under the Plan shall be included in the general funds of the Company free of any trust or other restriction, and may be used for any corporate purpose. No interest shall be paid to any participant or credited to his account under the Plan.
      14.     Term of the Plan. The Plan shall be effective as of October 1, 2005; provided that the Plan is approved by the stockholders of the Company within 12 months of the date of adoption by the Board. Notwithstanding any provision in the Plan, no option granted under the Plan shall be exercisable prior to such stockholder approval, and, if the stockholders of the Company do not approve the Plan within 12 months after its adoption by the Board, then the Plan shall automatically terminate.

      15.     Amendment or Termination of the Plan. The Board in its discretion may terminate the Plan at any time with respect to any shares for which options have not theretofore been granted. The Board and Committee shall have the right to alter or amend the Plan or any part thereof from time to time without the approval of the stockholders of the Company; provided, that no change in any option theretofore granted may be made which would impair the rights of the participant without the consent of such participant; and provided, further, that the Board and Committee may not make any alteration or amendment which would increase the aggregate number of shares which may be issued pursuant to the provisions of the Plan (other than as a result of the anti-dilution provisions of the Plan), change the class of individuals eligible to receive options under the Plan, or cause options issued under the Plan to fail to meet the requirements for employee stock purchase plans as defined in section 423 of the Code without the approval of the stockholders of the Company.
      16.     Securities Laws. The Company shall not be obligated to issue any Stock pursuant to any option granted under the Plan at any time when the shares covered by such option have not been registered under the Securities Act of 1933, as amended, and such other state and federal laws, rules or regulations as the Company or the Committee deems applicable and, in the opinion of legal counsel for the Company, there is no exemption from the registration requirements of such laws, rules or regulations available for the issuance and sale of such shares. Further, all Stock acquired pursuant to the Plan shall be subject to the Company’s policy or policies, if any, concerning compliance with securities laws and regulations, as the same may be amended from time to time.
      17.     No Restriction on Corporate Action. Nothing contained in the Plan shall be construed to prevent the Company or any subsidiary from taking any corporate action which is deemed by the Company or such subsidiary to be appropriate or in its best interest, whether or not such action would have an adverse effect on the Plan or any award made under the Plan. No employee, beneficiary or other person shall have any claim against the Company or any subsidiary as a result of any such action.
      EXECUTED this                     day of                               , 2005.

PERFICIENT, INC.

By:

Name:

Title:

PERFICIENT, INC.
     The undersigned hereby appoints John T. McDonald, with full power of substitution, as proxy for the undersigned, to attend the annual meeting of stockholders of Perficient, Inc. (“Perficient”), to be held at Perficient’s headquarters at 1120 South Capital of Texas Highway, Suite 220, Building 3, Austin, Texas 78746 on November 17, 2005, at 10:00 a.m., Central Time, or any adjournment thereof, and to vote the number of shares of Common Stock of Perficient that the undersigned would be entitled to vote, and with all the power the undersigned would possess, if personally present, as follows:
Directors

1.	Nominees:

John T. McDonald
Ralph C. Derrickson
Max D. Hopper
Kenneth R. Johnsen
David S. Lundeen

	☐	For

	☐	Withhold for all

	☐	For all except:
(To withhold authority to vote for an individual nominee, write the nominee’s name on the line provided below.)

Proposals

2.	Approval of an amendment to the certificate of incorporation of the Company for the purpose of increasing the total number of authorized shares of Common Stock from 40,000,000 shares to 50,000,000 shares.

	☐ For	☐ Against	☐ Abstain

3.	To approve the adoption of the Perficient, Inc. Employee Stock Purchase Plan pursuant to which employees of the Company may purchase shares of Common Stock from time to time.

	☐ For	☐ Against	☐ Abstain

4.	Approval of such other matters that come before the annual meeting of stockholders, or any adjournment thereof, that are required to be approved by the stockholders of Perficient.

	☐ For	☐ Against	☐ Abstain

The Proxy will vote as specified herein or, if a choice is not specified, he will vote “For” the proposals set forth in Items 1 through 4.

This Proxy is solicited by the Board of Directors of Perficient.

Receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement dated October 6, 2005 is hereby acknowledged:

Date: , 2005

Signature

(Please sign exactly as your name appears hereon, indicating, where proper, official position or representative capacity).
VOTE BY TELEPHONE
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PERFICIENT, INC.
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Mark, sign and date your proxy card above, detach it and return it in the postage-paid envelope provided.
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BY TELEPHONE